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                                                                  Exhibit 10.5.2

                                MCGRATH RENTCORP

                         2000 LONG-TERM STOCK BONUS PLAN

                                 XXXXX XXXXXXXX

                               2001-2003 PROGRAM

        This Agreement by and between Xxxxx Xxxxx ("Xxxxxx") and McGrath RentCorp, a California corporation, provides that Xxxxxx is a participant in the 2001-2003 Program of the McGrath RentCorp 2000 Long-Term Stock Bonus Plan under the following terms and conditions.

        1. INITIAL VALUES: LTB Base Points:           XXX
                           EBITDA Multiplier:         X.X
                           Strike Result:           XX.X%
                           Backward
                           Average EVPS:           $XX.XX

        2. DEFINITIONS. For purposes of this Agreement, the following terms will have the following meanings ascribed to such terms below.

               2.1 "Average EVPS Increase Percentage" shall be calculated in the manner set forth in Section 3.1.4 below.

               2.2 "Backward Average EVPS" shall be the number set forth in
Section 1 above. (The Backward Average EVPS set forth above was calculated by adding together the EVPS for the years 1998, 1999 and 2000, and then dividing that sum by three (3).)

               2.3 "Board" shall mean the Board of Directors of McGrath
RentCorp.

               2.4 "Change in Control" shall mean that there has been a corporate merger or consolidation, a sale of all or substantially all of the assets, or a purchase of outstanding shares that results in a corporation, partnership, person or group of persons (which corporation, partnership, person or group of persons is not affiliated with Robert P. McGrath) owning (i) more than fifty percent (50%) of McGrath RentCorp's outstanding voting securities or
(ii) all or substantially all of its assets and business.

               2.5 "Debt" for any particular fiscal year shall mean the aggregate amount as of the end of that fiscal year, without duplication, of all of McGrath RentCorp's (1) obligations for borrowed money, (b) obligations evidenced by bonds (other than assessment and other special bonds associated with real property holdings), debentures, notes or other similar instruments,
(c) capitalized lease obligations, and (d) obligations or liabilities of others secured by a lien on any of McGrath RentCorp's assets, whether or not such obligation or liability is assumed.

               2.6 "EBITDA" for any particular fiscal year shall mean (1) the Income from Operations of McGrath RentCorp for that year as disclosed in McGrath RentCorp's published, audited financial statements for that year; plus (2) Depreciation and Amortization for that year as disclosed in McGrath RentCorp's audited financial statements for that year; plus (3) any other non-cash items of expense included in such Income from Operations that are not reasonably expected by McGrath RentCorp's management to settle in cash; and minus (4) any non-cash items of income included in such Income from Operations that are not reasonably expected by McGrath RentCorp's management settle in cash.

               2.7 "EBITDA Multiplier" shall be the number set forth in Section 1 above.

               2.8 "Enterprise Value" for any particular fiscal year shall be calculated in the manner set forth in Section 3.1.1 below.

               2.9 "EVPS" for any particular fiscal year shall be calculated by dividing the Enterprise Value for that year by the Number of Shares for that year.

               2.10 "Forward Average EVPS" shall be calculated in the manner set forth in Section 3.1.3 below.

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               2.11 "Xxxxxx Shares" shall mean all securities of McGrath
RentCorp now owned by Xxxxxx or hereafter acquired by him in any manner whatsoever.

               2.12 "LTB Base Points" shall be the number set forth in Section 1 above.

               2.13 "LTB Final Points" shall be calculated in the manner set forth in Section 3.1.5 below.

               2.14 "Number of Shares" for any particular fiscal year shall mean the Shares Used In Per Share Calculation, Diluted as such figure is disclosed in McGrath RentCorp's published, audited financial statements for that year.

               2.15 The "Option to Repurchase" is the option granted by Xxxxxx in Section 6 below to McGrath RentCorp to purchase the Xxxxxx Shares.

               2.16 "Stock Bonus Allocation" shall be the number of shares of McGrath RentCorp Common Stock allocated to Xxxxxx as a bonus under this Program, as determined in accordance with Section 3.2 below.

               2.17 "Stock Value" as of a particular date shall mean the then current fair market value of McGrath RentCorp's Common Stock determined by calculating the average of the high and low prices reported for transactions in such Common Stock for each of the five preceding days on which transactions occurred on NASDAQ or any exchange on which the stock is then traded, as reported by The NASDAQ Stock Market, Inc. In the event McGrath's Common Stock is not then traded on NASDAQ or an exchange, the fair market value of the Common Stock shall be determined by the Board in good faith.

               2.18 "Strike Result" shall be the number set forth in Section 1 above.

               2.19 A "Successor to McGrath RentCorp" shall be (i) any corporation which is the surviving corporation in a merger or consolidation with McGrath RentCorp, or (ii) any corporation, partnership or person(s) which acquires all or substantially all of the assets of McGrath RentCorp in a transaction wherein a majority of the employees of McGrath RentCorp continue to be employed by such purchaser.

               2.20 "Termination of Employment" shall mean the termination of Xxxxxx's employment with McGrath RentCorp (and its subsidiaries) for any reason whatsoever, whether by voluntary resignation due to disability or otherwise, by reason of Xxxxxx's death, or at the election of McGrath RentCorp for any reason whatsoever. A leave of absence approved by the Board of Directors of McGrath RentCorp shall not be considered to be a Termination of Employment for purposes of this Agreement.

        3. CALCULATION OF STOCK BONUS ALLOCATION.

               3.1 Calculation of LTB Final Points. As soon as the audited financial statements of McGrath RentCorp for the year ended December 31, 2003 have been published, the LTB Final Points shall be calculated as follows:

               3.1.1 Enterprise Value shall be calculated for each of the years 2001, 2002 and 2003 in accordance with the following formula: Enterprise Value = (EBITDA * EBITDA Multiplier) - Debt.

               3.1.2 EVPS shall then be calculated for each of the years 2001, 2002 and 2003 by taking the Enterprise Value for that year and dividing it by the Number of Shares for that year.

               3.1.3 Forward Average EVPS shall then be calculated by adding together the EVPS for each of the years 2001, 2002 and 2003 calculated in accordance with Section 3.1.2 above, and then dividing that sum by three (3).

               3.1.4 The Average EVPS Increase Percentage shall then be calculated in accordance with the following formula: Average EVPS Increase Percentage = (Forward Average EVPS - Backward Average EVPS) / Backward Average EVPS.

               3.1.5 LTB Final Points are then calculated in accordance with the following formula: LTB Final Points = LTB Base Points * (Average EVPS Increase Percentage - Strike Result) * 100.

               3.2 Allocation of Stock Bonus. Xxxxxx shall be allocated one (1) share of McGrath RentCorp Common Stock for each LTB Final Point, or portion thereof, calculated in accordance with Section 3.1 above.

               3.2.1 The number of shares of McGrath RentCorp Common Stock to be allocated to Xxxxxx pursuant to this Section 3.2 shall be proportionally adjusted for any increase or decrease in the number of outstanding shares of Common Stock of

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McGrath RentCorp resulting from a subdivision or consolidation of shares, or for the payment of a stock dividend (but only on the Common Stock), or for any other increase or decrease in the number of such shares effected without receipt of consideration by McGrath RentCorp. Adjustments under this Section 3.2.1 shall be determined by the Board, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

        4. ISSUANCE OF SHARE CERTIFICATES.

               4.1 Issuance of Stock Certificates. As soon as reasonably practical following the determination of Xxxxxx's Stock Bonus Allocation, McGrath RentCorp shall cause five stock certificates to be issued in the name of Xxxxxx, each one evincing twenty percent (20%) of the number of shares of McGrath RentCorp Common Stock allocated to him as a Stock Bonus.

               4.2 Delivery of First Stock Certificate. McGrath RentCorp shall deliver to Xxxxxx one (1) of the stock certificates issued in accordance with
Section 4.1 above.

               4.3 Delivery and Re-Delivery of Four Remaining Stock Certificates. McGrath RentCorp shall deliver the remaining four (4) stock certificates to Xxxxxx, and Xxxxxx shall promptly redeliver back to McGrath RentCorp the four (4) stock certificates to be held by McGrath RentCorp for later redelivery to Xxxxxx in accordance with, and subject to, the forfeiture provisions set forth in Section 5 below.

               4.4 Option to Receive a Portion in Cash. With respect to the shares of Common Stock delivered to Xxxxxx pursuant to Section 4.2 above, or with respect to any shares redelivered to him in accordance with Section 5.2 below, Xxxxxx may elect, by written notice given to McGrath RentCorp not less than ten (10) days nor more than thirty (30) days prior to the delivery or redelivery of a certificate evincing such shares, to receive the Stock Value of such shares in cash, in lieu of the issuance and delivery of such shares. For purposes of determining the Stock Value of such shares, the Stock Value shall be calculated as of the date of such notice.

               4.4.1 Notwithstanding the foregoing right to elect to receive cash, the maximum amount of cash which Xxxxxx shall have the right to receive in lieu of the issuance and delivery of shares shall be forty percent (40%) of the aggregate Stock Value of Xxxxxx's entire Stock Bonus Allocation.

        5. FORFEITURE UPON TERMINATION OF EMPLOYMENT.

               5.1 Termination of Employment Prior to End of Program. In the event of Xxxxxx's termination of employment prior to December 31, 2003, Xxxxxx shall have no right to receive any Stock Bonus Allocation nor any certificates evincing any shares of McGrath RentCorp Common Stock to be issued pursuant to this Agreement.

               5.2 Subsequent Delivery of Stock Certificates. Provided Xxxxxx has remained in the employ of McGrath RentCorp, or its subsidiaries, continuously from the date hereof through the applicable subsequent certificate delivery date, one certificate evincing twenty percent (20%) of the Stock Bonus Allocation held in the possession of McGrath RentCorp in accordance with Section
4.3 above, shall be delivered to Xxxxxx on December 31, 2004, and another one of the certificates shall be delivered to Xxxxxx each December 31 thereafter for as long as Xxxxxx remains in the continuous employ of McGrath RentCorp, or its subsidiaries, until December 31, 2007, at which time all five stock certificates shall have been delivered to Xxxxxx.

               5.3 Termination of Employment Subsequent to December 31, 2003. In the event of Xxxxxx's Termination of Employment subsequent to December 31, 2003, Xxxxxx shall have the right to retain, subject to the Option to Repurchase set forth in Section 6 below all share certificates evincing Stock Bonus Allocations which had been delivered to him pursuant to Sections 4.2 or 5.2 above prior to his Termination of Employment; however, upon his Termination of Employment, such share certificates still held at that time by McGrath RentCorp pursuant to
Section 4.3 or 5.2 above shall be immediately forfeited by him, and the shares evinced thereby shall be deemed canceled and returned to the status of authorized but unissued shares of McGrath RentCorp, and Xxxxxx shall have no further rights or claims thereto.

        6. OPTION TO REPURCHASE. Upon Termination of Employment, Xxxxxx shall, and does hereby, offer for sale to McGrath RentCorp, all, but not less than all, of the Xxxxxx Shares on the terms specified in this Section 6.

               6.1 Notice of Exercise. In order to exercise the Option to Repurchase the Xxxxxx Shares, McGrath RentCorp shall give notice of its intention to so exercise to Xxxxxx, or to his personal representative in the event of his death or incapacity, within three (3) months following his Termination of Employment.

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               6.2 Repurchase Price. The Repurchase Price for the repurchase of the Xxxxxx Shares shall be the Stock Value as of the date of Termination of Employment or as of the date of the giving of the notice of exercise of the Option to Repurchase, with the election of which price shall apply being stated in the notice of exercise.

               6.3 Terms of Payment. Payment of the Repurchase Price shall be made at the time that the notice of exercise of the Option to Repurchase is given. McGrath RentCorp may first offset against the Repurchase Price due to Xxxxxx any amount of indebtedness owed by Xxxxxx to McGrath RentCorp. Payment of the net amount of the Repurchase Price after the offset of indebtedness shall be as follows:

        6.3.1 One-third (1/3) thereof in cash or by check; and

               6.3.2 The remaining two-thirds (2/3) thereof by means of the delivery of a Promissory Note, bearing interest at the rate of nine percent (9%) per annum on the unpaid principal amount, and payable in ten (10) equal annual installments of principal plus accrued interest, commencing one year from the date thereof. Such Note shall permit prepayment of any amount by McGrath RentCorp at any time without penalty.

               6.4 Other Shareholders. McGrath RentCorp may assign, partially or completely, its Option to repurchase to one or more of its shareholders, and each such assignee shall have the right to repurchase the Xxxxxx Shares in his, her or its own name and for his, her or its own account, all on the same terms and conditions specified in this Section 6; provided, that the exercise of the Option to Repurchase as so assigned shall result in the repurchase of all of the Xxxxxx Shares.

               6.5 Restrictive Legend. The certificates evincing the Xxxxxx Shares shall be endorsed with an appropriate legend referring to the Option to Repurchase granted by this Section 6. Xxxxxx shall immediately cause to be delivered to McGrath RentCorp all certificates evincing Xxxxxx Shares which are currently outstanding so that they may be imprinted with such a legend. Such certificates shall be returned to Xxxxxx after they have been imprinted with the appropriate legend.

               6.6 Permitted Transfers. Notwithstanding the provisions of this
Section 6, nothing herein shall prevent Xxxxxx from making a bona fide sale or gift of any of the Xxxxxx Shares.

        7. RESTRICTED ACTIVITIES.

               7.1 Unfair Trade Practices. Xxxxxx acknowledges that the success of McGrath RentCorp's business as conducted depends to a large extent upon the business practices and methods used by it and upon the knowledge of the needs, preferences and particularities of each of its customers and suppliers, which practices, methods and knowledge are continuously developed by McGrath RentCorp. Xxxxxx further acknowledges that these practices, methods and knowledge constitute trade secrets which are valuable assets belonging to McGrath RentCorp. Accordingly, Xxxxxx agrees that, during his employment with McGrath RentCorp and for a period of five (5) years immediately following his Termination of Employment, he shall not, either directly or indirectly, (i) disclose to any person, firm or corporation, or use himself in any way, any trade secret of McGrath RentCorp (except as may be required in the course of his employment with McGrath RentCorp and for its benefit), or (ii) call on, solicit, divert or take away, or attempt to call on, solicit, divert or take away any person, firm or corporation who is a customer of or a supplier to McGrath RentCorp, or who is being solicited by McGrath RentCorp at the time of Xxxxxx's Termination of Employment, or who had been a customer of or supplier to McGrath RentCorp during the six months immediately preceding Xxxxxx's Termination of Employment.

               7.2 Covenant Not to Compete. In order to protect the element of good will purchased in part by payment of the Repurchase Price for the Xxxxxx Shares, and as part of the consideration for the payment of the Repurchase Price in the event McGrath RentCorp (or some of its shareholders) purchases all of the Xxxxxx Shares, Xxxxxx agrees, for a period of two (2) years after such purchase, not to engage or participate, or cause any other person, firm or corporation to become engaged, in any activity or business within the geographical regions within which McGrath RentCorp conducts its business as of the date of Termination of Employment, either directly or indirectly, as an employee, agent, representative, partner, owner, director, officer or investor, which is in the same or similar business as McGrath RentCorp. For purposes of this Section 7.2, a purchase of the Xxxxxx Shares shall be deemed to have occurred when McGrath RentCorp (and/or other shareholders) tenders the Repurchase Price in accordance with Section 6.3 above.

               7.3 Enforcement. Xxxxxx agrees that a violation on his part of any of the terms of this Agreement shall cause irreparable damage, the exact amount of which is impossible to ascertain, and for that reason agrees that McGrath RentCorp (and/or the other shareholders) shall be entitled to a decree of specific performance of the terms hereof and/or an injunction restraining further violations; said right to be in addition to any other remedies available under law.

        8. SUCCESSOR TO MCGRATH RENTCORP.

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               8.1 Assumption of Program Obligations by Successor. Any Successor
to McGrath RentCorp shall be required to assume the obligations then outstanding under this Program, or in the alternative, to enter into a substitute program which is approved and accepted by Xxxxxx in writing, which approval and acceptance shall not be unreasonably withheld.

               8.2 Termination of Employment. As used in this Section 8 only, "Termination of Employment" shall not include a termination of Xxxxxx's employment by reason of his voluntary resignation due to disability or otherwise or by reason of his death.

               8.3 Effect of Change in Control. In the event of a Termination of Employment at the time of a Change in Control or thereafter,

               8.3.1 The share certificate delivery schedule set forth in Sections 4 and 5 above shall accelerate and the full Stock Bonus Allocation shall vest as of the date of such Termination of Employment notwithstanding
Section 5.3 above, and all share certificates then held by McGrath RentCorp pursuant to Section 4.3 above shall be delivered to Xxxxxx; and

               8.3.2 In the event Xxxxxx's Termination of Employment is prior to December 31, 2003, the calculation of the LTB Final Points in Section 3.1 above shall be made as of the last fiscal quarter completed prior to the Termination of Employment, with appropriate adjustments to the calculation therein of the Average Return on Equity.

        9. MISCELLANEOUS PROVISIONS.

               9.1 Tax Withholding. McGrath RentCorp (or any of its subsidiaries which employ Xxxxxx) shall have the right to deduct any sums that federal, state or local tax law requires to be withheld with respect to the issuance of Common Stock under this Program or as otherwise may be required by such laws. McGrath RentCorp (or such subsidiary) may require, as a condition to issuing shares of Common Stock under this Program, that Xxxxxx or his beneficiaries pay any sums that federal, state or local tax law requires to be withheld with respect to such issuance.

               9.2 Privileges of Stock Ownership. Xxxxxx shall not be entitled to the privileges of stock ownership as to any shares of Common Stock which have been allocated to him but for which certificates have not been issued and delivered to him.

               9.3 Non-Transferability of Stock Bonus Allocation. The right granted hereby to Xxxxxx to receive shares of McGrath RentCorp Common Stock under certain circumstances shall be non-transferrable by Xxxxxx other than by will or the laws of descent and distribution. McGrath RentCorp shall not be liable for the debts, contracts or engagements of Xxxxxx or his beneficiaries, and rights under this Program may not be taken in execution or by attachment or garnishment, or by any other legal or equitable proceeding; nor shall Xxxxxx or his beneficiaries have any right to assign, pledge or hypothecate any rights or benefits hereunder.

               9.4 No Effect on Employment. Nothing contained in this Agreement shall confer upon Xxxxxx any right to continue in the employ of McGrath RentCorp (or its subsidiaries) or constituted any contract or agreement of employment.

               9.5 Governmental Regulations. This Program, the grant of Stock Bonus Allocations and the issuance of Common Stock hereunder shall be subject to all applicable rules and regulations of governmental authorities. At the time of the issuance of any shares of Common Stock to Xxxxxx under this Program, and as a condition to the issuance of such shares, Xxxxxx shall give such representations and warranties in writing to McGrath RentCorp as its legal counsel shall deem appropriate to insure compliance with applicable securities laws and regulations. McGrath RentCorp may place upon the certificates evincing the shares of Common Stock being issued legends referring to restrictions on transfer as may be appropriate in connection with compliance with applicable securities laws and regulations.

        10. STANDARD PROVISIONS.

               10.1 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if delivered personally, (ii) on the date of transmission if sent by facsimile transmission with printed proof of electronic receipt, (iii) on the date of delivery if delivered by a courier service with proof of delivery, or (iv) on the third business day after mailing if mailed by first class mail, certified, return receipt requested, postage prepaid, to the following addresses:

               If to McGrath RentCorp, then to:  McGrath RentCorp
                                                 5700 Las Positas Road
                                                 Livermore, CA 94550
                                                 Attn: Corporate Secretary
                                                 Facsimile No.: 1-925-453-3200

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                                With a copy to:  Christopher Ream, Esq.
                                                 2600 El Camino Real, Suite 410
                                                 Palo Alto, CA 94306
                                                 Facsimile No.: 1-650-856-8448

                         If to Xxxxxx, then to:  Xxxxxx Xxxxxx
                                                 McGrath RentCorp
                                                 5700 Las Positas Road
                                                 Livermore, CA 94550
                                                 Facsimile No.: 1-925-453-3200

               10.2 Entire Agreement; Modification; Waiver. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment to this Agreement shall be binding unless executed in writing by the party to be charged. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

               10.3 Remedies. The rights and remedies provided to any party herein shall be cumulative and in addition to any other or further rights or remedies available at law or in equity.

               10.4 Disputes. All disputes, controversies and claims arising out of or relating to this Agreement, or the interpretation, construction, performance or breach hereof shall be settled by arbitration in accordance with the rules of the American Arbitration Association, regardless of whether one of the parties fails or refuses to participate; and such arbitration shall take place in Alameda County, State of California. Judgment upon the award rendered by the arbitrator may be entered in any Court having jurisdiction thereof. Notwithstanding the foregoing, either party hereby may bring an action in the Superior Court of the State of California in and for Alameda County for injunctive relief. In the event any court action is instituted, or a referral is made to arbitration, to settle any dispute arising under this Agreement or to enforce any right or obligation hereunder, the prevailing party shall be entitled to recover its or his attorney fees and other expenses associated therewith.

               10.5 Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, the meaning of such provision shall be construed (to the extent feasible) so as to render the provisions valid and enforceable, and if no feasible construction would save the provision, its invalidity, illegality or unenforceability shall not affect any other provision of this Agreement; rather this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

               10.6 Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of California as applied to contracts that are executed and performed entirely in California.

               10.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall be constitute one and the same instrument.

        IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the ________ day of November, 2001, by the undersigned Chairman of the Board and Chief Executive Officer of McGrath RentCorp, thereunto duly authorized by the Board of Directors of said corporation, and by Xxxxxx.

                                  MCGRATH RENTCORP

                                  BY
                                    -------------------------------------------

                                  ROBERT P. MCGRATH, CHAIRMAN OF THE BOARD
                                  AND CHIEF EXECUTIVE OFFICER

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